LEASE AGREEMENT

By and Between

580 Winter Street Corp.,

LANDLORD

and

MFS Intelenet of Massachusetts, Inc.,

TENANT

October 20th, 1994

LEASE AGREEMENT

This LEASE made and entered into this 20th day of October, 1994, by and between 580 Winter Street Corp., a Massachusetts corporation having a usual place of business c/o WASA Management, 30 Federal Street, Boston, MA 02110 (hereinafter the "Landlord"), and MFS Intelenet of Massachusetts, Inc., a Delaware corporation having a usual place of business at One Tower Lane, Suite 1600, Oakbrook Terrace, IL 60181 (hereinafter the "Tenant").

1. Premises and Exclusions: In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following-described premises:

A portion of the first floor of the building located at 580 Winter Street in Waltham, Massachusetts (hereinafter the "Building") consisting of approximately 15,252 square feet of rentable area and a portion of the roof consisting of approximately 2,500 usable square feet (hereinafter the "Premises") as shown on Exhibit "A" attached hereto, subject to and with the benefit of all easements, agreements, restrictions and encumbrances now of record, to the extent in force and applicable. The Building, together with the parcel of land on which the Building is located, may be referred to hereinafter as the "Property".

The Premises exclude exterior faces of exterior walls, the common stairways and stairwells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common).

Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto (subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies and corridors of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common walkways necessary to access the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets and corridors on such floor and serving the Premises; and (d) eight (8) undesignated parking spaces in the rear parking lot (with the right to add up to seven additional undesignated. parking spaces upon written notice to Landlord) and one (1) loading dock, such parking spaces and loading dock to be in the location shown on Exhibit A, subject to rights of others, if any, to exclusive use of parking and loading areas, but which exclusive use of others will not interfere with the rights and use of such parking spaces and loading dock herein granted to Tenant.

Landlord reserves for the benefit of Landlord and other occupants of the Building, the right, from time to time, without unreasonable interference with Tenant's office use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building provided the same are not located above, below or through
Tenant's switch facility; and (b) to alter or relocate any other common facility provided same does not materially and adversely affect the operation of Tenant's switch facility. Installations, replacements and relocations referred to in clause (a) above shall be located to the extent practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2. Use: Throughout the Term (hereinafter defined) of this Lease, Tenant shall continuously use and occupy the Premises for general and executive offices, warehousing and the installation, operation and maintenance of telecommunications equipment and transmission facilities, including but not limited to, a switch facility and customer collocation provising equipment, and other uses normally related thereto (the "Permitted Use") and for no other purpose.

Tenant at its sole expense shall comply with all laws, rules, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law, which will impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. If Tenant receives notice of any violation of law, ordiance, order or regulation applicable to the Premises, it shall give prompt notice thereof to the Landlord.

Tenant shall not injure, overload, deface or commit waste in the Premises, or any part of the Building, nor permit the occurrence of any nuisance therein or, unless otherwise permitted herein, the emission therefrom of any objectionable noise or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building or appurtenant land. Tenant may not, without
Landlord's prior written consent, install in the Premises any water fountains, refrigerators, sinks or cooking equipment, provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees and further provided that special venting or other matters are not required in connection therewith.

3. Term. Subject to the terms, covenants, agreements and conditions contained herein, Tenant shall have and hold the Premises for an initial term (the "Term") of fifteen (15) years and six (6) months, commencing upon the date of delivery of the Premises to Tenant after completion of Landlord's Pre-Commencement Work pursuant to Section 7 hereof (the "Commencement Date").

Tenant shall be responsible for the payment of additional rent and all other charges hereunder beginning on the Commencement Date. Tenant shall be responsible for the payment of Basic Annual Rent (hereinafter defined) on the Rent Commencement Date (hereinafter defined). As used herein, the term
"lease year"    shall mean each twelve (12) month period during the
Term,
commencing      on the Commencement Date.

3.1 Extension: So long as Tenant is not in default hereunder, and no event has occurred which, with the passage of time, could ripen into default, Tenant shall have the option to extend the Term for two (2) extended terms of five (5) years each (the "Extended Terms"). The Extended Term(s) shall commence immediately following the end of any then existing Term. Tenant may exercise its option to extend for any Extended Term by giving written notice to
Landlord at any time during the then existing Term of the Lease, but no later than twelve (12) months prior to the end of the then existing Term. All terms and conditions applicable during the Term shall apply during any Extended Term(s), except for Basic Annual Rent which shall be as provided below. If Tenant fails to give such notice exercising its option for the Extended Term(s) within the time provided above, time being of the essence, this Lease shall automatically expire at the end of the then existing Term (unless sooner terminated as provided herein).

4.      Basic Annual Rent: Security Deposit:

(a) Tenant shall not be obliged to pay Basic Annual Rent for the first six (6) months of the first lease year of the Term, (ii) the first one (1) month of the eleventh (11th) lease year of the Term, and (iii) the final two (2) months of the final year of the Term, as extended if applicable (collectively, the "Free Rent Period"). The day on which Basic Annual Rent shall be due shall be known as the "Rent Commencement Date".

(b) Tenant covenants to pay to Landlord, Basic Annual Rent as follows:

Lease Years 1-10 - ($7.50 per square feet of rentable area)
- $114,390.00 per annum, or $9,532.50 monthly; and

Lease Years 11-15.5 - ($9.50 per square feet of rentable area) - $144,894.00 per annum, or $12,074.50 monthly.

Basic Annual Rent for the seventh month of the First Lease Year shall be payable on the execution of this Lease.

In the event of the commencement or termination of this Lease, other than on the first or last day of a calendar month, Basic Annual Rent, additional rent and other charges shall be appropriately prorated for the portion of the month elapsed to the Commencement Date, or to and including the date of termination, as the case may be.

(c) Tenant will pay the Basic Annual Rent, additional rent and all other charges due hereunder on the first day of each month in advance, without set-off, counterclaim, deduction or demand, to Landlord at the address set forth below, or at such other place as is designated in writing from time to time by Landlord.

(d) All payments of Basic Annual Rent, additional rent and all other charges due hereunder shall be made to the Landlord at c/o WASA Management, 30 Federal Street, Boston, MA 02110, or such other address as Landlord may from time to time designate by notice to Tenant.

Landlord, may at the completion of Tenant's Work (as such term is defined in Section 7 hereof), measure the Premises. Tenant's rentable area shall then be finally computed and notice thereof shall be provided to Tenant. For the purpose of this Lease, Tenant's rentable area shall be the product of (i) the total usable area of the Premises excluding the portion of the Premises located on the roof and (ii) 1.039.

4.1 Free Rent Restriction: This Lease provides for a Free Rent Period during which Tenant's liability for the payment of Basic Annual Rent at the then normal monthly rate shall be suspended. Tenant shall be credited with having paid all sums which would otherwise be due only if, at the end of the Term of the Lease, as it may have been extended hereunder, Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all additional rent and other charges (other than Basic Annual Rent during the Free Rent Period) and all other monetary obligations and Tenant shall have, at the appointed time, surrendered the Premises in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for payment which would have otherwise been due for the Free Rent Period is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within the applicable grace period, payments of Basic Annual Rent which would otherwise have been due during the Free Rent Period shall immediately become due and payable in full and this Lease shall be enforced as if there were not such Free
Rent Period or other rent concessions. In such case, Basic Annual Rent due for the Free Rent Period shall be calculated based upon the full Basic Annual Rent payable under this Lease for such lease year.

4.2 Extended Term: If Tenant exercises its option to extend the Term of this Lease for any Extended Term, Tenant covenants to pay to Landlord, during such Extended Term of this Lease, Basic Annual Rent equal to fair market rent (for a five (5) year term determined as of the date which is twelve (12) months prior to the end of the previously existing Term) for comparable space in buildings similar to the Building in the area of the City of Waltham in the vicinity of the Building, but in no event shall Basic Annual Rent for such Extended Term be less than the Basic Annual Rent for the immediately preceding lease year of the term (the "Basic Annual Rent Floor"). It is understood and agreed that fair market Basic Annual Rent for any Extended

Term, as determined in the manner hereinafter provided, need not be a single rate for the entire Extended Term, but rather may be stepped over the course of the Extended Term.

Landlord shall notify Tenant as to the proposed Basic Annual Rent for the Extended Term of this Lease at least ten (10) months prior to the end of the Term. Landlord shall notify Tenant of Landlord's chosen appraiser together with
Landlord's notice as to Basic Annual Rent for the Extended Term proposed by Landlord. If Tenant disputes the amount of Basic Annual Rent so established by
Landlord, Tenant shall either rescind its option to extend the Term or notify Landlord of Tenant's objection to said amount within thirty (30) days after the receipt of Landlord's notice to Tenant, which notice shall be accompanied by the name of one (1) appraiser if Tenant does not rescind its option. Tenant's failure to notify Landlord of Tenant's rescission or objection shall constitute
Tenant's agreement to the Basic Annual Rent specified by Landlord. If Tenant so notifies Landlord of Tenant's objection, then the amount of Basic Annual Rent for each year of the Extended Term shall be decided by three (3) appraisers, one
(1) selected by Landlord, one (1) selected by Tenant, and one (1) selected by the first two (2) appraisers selected. Each party shall pay for the appraiser selected by it and the cost of the third appraiser shall be divided equally between the parties. In no event may any appraiser determine fair market rent to be less than the Basic Annual Rent Floor.

Each appraiser shall have at least ten (10) years experience in the management, ownership and/or appraisal of property similar to the Building in the City of Waltham. If two (2) appraisers are able to agree upon the Basic Annual Rent for each year of the Extended Term, then the Basic Annual Rent shall be as determined by said two (2) appraisers, but only if the determination of said two (2) appraisers is within ten percent (10%) of the determination of the third appraiser for each year of the Extended Term. If the foregoing condition is not satisfied, or if no two (2) appraisers are able to agree upon Basic Annual Rent for each year of the Extended Term, the Basic Annual Rent for each year of the Extended Term shall be the average of the determination of all three
(3) appraisers, but only if the lowest determination is at least ninety percent
(90%) of the highest determination. If this procedure cannot be followed because the lowest determination is not ninety percent (90%) of the highest determination, then the appraisers shall send a notice to Landlord and Tenant, setting forth their individual determinations, and the highest such determination for each year and the lowest such determination for each year shall be disregarded and the remaining determination for each year shall be deemed the Basic Annual Rent for each year of the Extended Term.

If any appraiser is not appointed as provided herein, either party may request that such appraiser be appointed by the President of the Boston Bar Association and the costs of any appraiser so appointed shall be equally divided by Landlord and Tenant.

Basic Annual Rent for each Extended Term(s) -payable in equal monthly installments, in advance, on the first day of every month during each Extended Term(s).

5.      Operating Costs:

(a) As used in this Section, these words and terms shall have the following meanings:

(i) "Operating Costs" shall mean all costs incurred and expenditures paid by the Landlord in the operation and management, maintenance and repair of the Property, including, without limitation, the Building, common areas, and the land on which the Building is situated, exclusive of financing expenses, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently applied. Subject to subsection (ii) below, Operating Costs include, without limitation, costs of security and janitorial service (including costs of materials and equipment); maintenance and repairs to the Premises and the Property (including, without limitation, snow removal and landscaping); payments under all service contracts relating to the operation and maintenance of the Property; management fees; wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord below the level of Building Supervisor or any contractor of Landlord engaged in the cleaning, operation, maintenance or security of the Property; insurance relating to the Property; any capital expenditure (amortized, with interest, on such reasonable basis as Landlord shall determine) made by Landlord for the purpose of reducing other operating expenses or complying with any governmental requirement arising after the date hereof (collectively the "Permitted Capital Expenditures'); legal fees related to the management and operation of the Property; auditing expenses, payments other than Real Estate Taxes (as hereinafter defined) to the City of Waltham (including, but not limited to, water and sewer use charges, fire service fees and other user fees), supplies and all other expenses customarily incurred in connection with the operation of first class retail/office buildings.

(ii)    "Operating Costs" shall not include the following:

1. costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

2. interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt, and depreciation;

3. costs of correcting defects in or inadequacy of the initial design or construction of the Building;

4. expenses directly resulting from the negligence of the Landlord, its agents, servants or employees;

5. legal fees, space planners fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

6. costs for which Landlord is reimbursed by insurance by its carrier or Tenant's carrier or by anyone else;

7. any bad debt loss, rent loss, or reserves for bad debts or rent loss;

8. costs associated with the operation of the business of the partnership or corporation which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership or corporation accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorney fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building;

9. the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the
Building;

10.    fines, penalties and interest;

11.     amounts paid as ground rental by Landlord;

12. costs of compliance with any handicap or other subsequent governmental code regulations, including ADA that are attributable to a particular tenant in the building other than Tenant;

13. costs of compliance with applicable laws arising from the presence of hazardous materials or substances in or about the Building, or the site upon which the Building is situated, including without limitation, hazardous substances in the ground water or soil and the removal of asbestos-containing materials; provided, however, that Tenant shall be liable and responsible for such costs if attributable to Tenant pursuant to Section 35 of the Lease;

14. costs paid to Landlord or to affiliates of Landlord for services in the Building including management fees to the extent the same exceed or would exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis;

15. any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in any parking areas;

16. rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the Building which is used in providing janitorial or similar services;

17.     all items and services for which Tenant or anyone else reimburses
Landlord;

18.     costs arising from Landlord's political or charitable contributions;

19. costs arising from latent defects in the Building or improvements installed by Landlord;

20.     costs for which Landlord has been compensated by a management fee;

21. Landlord's general corporate overhead and general and administrative expenses; and

22. costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building.

23.     capital expenditures, except the Permitted Capital Expenditures.

(iii) "Operating Cost Statement" shall mean a statement in writing signed by Landlord, setting forth the actual Operating Costs incurred by Landlord for a specified computation year pursuant to this Section. Landlord shall use reasonable efforts to deliver the Operating Cost Statement to Tenant within ninety (90) days after the end of the computation year.

(b) Tenant shall pay to Landlord, as additional rent for each calendar year, Tenant's proportionate share of Operating Costs. Tenant's proportionate share of Operating Costs shall be 19.4%, determined by dividing 15,252, being the number of rentable square feet leased by Tenant, by 78,680, being the number of rentable square feet in the Building. Tenant's proportionate share of Operating Costs shall be subject to adjustment in the event the rentable square footage leased by Tenant or the rentable square footage in the Building either increases or decreases. Such amount shall be due and payable within thirty
(30)
days following receipt by Tenant of the Operating Cost Statement for such year.

Commencing on the first day of the first calendar month of the first lease year of the Term, and on the first day of each calendar month thereafter during the Term of this Lease, Tenant shall pay to Landlord, as estimated payments of Tenant's proportionate share of Operating Costs for such calendar year, one-twelfth (1/12) of the amount reasonably estimated in good faith by Landlord to be Tenant's proportionate share of Operating Costs for such year. Tenant shall have the right to review Landlord's estimate of Operating Costs. Such payments shall be credited to the sum finally determined to be payable for the calendar year pursuant to the Operating Cost Statement, with the excess estimated payments, if any, paid to Tenant within thirty (30) days after delivery of the Operating Cost Statement.

If this Lease shall commence or terminate other than on the first or last day of a calendar year, Tenant shall be liable for only that portion of its proportionate share of Operating Costs for such calendar year represented by a fraction, the numerator of which is the number of days of the Term, as it may be extended hereunder, which falls within the calendar year and the denominator of which is three hundred sixty-five (365).

Any obligations under this Section of Tenant which shall not have been paid at the termination or earlier expiration of the Term of this Lease shall survive such termination or earlier expiration and shall be paid when and as the amount of the same shall be determined together with interest thereon at the rate set forth in Section 20(d).

Tenant shall have the right, at Tenant's expense, exercisable by written notice to Landlord within nine (9) months following receipt of the Operating Cost Statement for a specified computation year, to review Landlord's books and records with respect to such Operating Cost Statement.

6.      Real Estate Taxes:

(a) As used in this Section, these words and terms shall have the following meanings:

(i) "Real Estate Taxes" shall mean all payments for all taxes, assessments and betterments levied, assessed or imposed by any governmental authority upon or against the Property or Building or payments in lieu thereof, including reasonable expenses, which shall include without limitation, fees of attorneys, appraisers and other consultants incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Landlord's taxes for any tax fiscal year wholly or partially included in the Term. If, at any time during the Term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property or Building, or payments in lieu thereof, such tax or excise on rents shall be included in Real Estate Taxes; however, Real Estate Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed to Landlord. Real Estate Taxes shall further not include interest, penalties, or late charges associated with any late payment of Real Estate Taxes by Landlord, unless caused by Tenant.

(ii) "Real Estate Tax Statement" shall mean a statement in writing signed by Landlord, setting forth the Real Estate Taxes paid by or to be paid for a specified computation period pursuant to this Section accompanied by a copy of the applicable tax bill.

(iii) "Tax Year" shall mean the fiscal tax year of the City of Waltham, Massachusetts.

(b) For each Tax Year during the Term of this Lease, Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share of Real Estate Taxes. Tenant's proportionate share shall be 19.4%, determined by dividing 15,252, being the number of rentable square feet leased by Tenant, by 78,680, being the number of rentable square feet in the Building. Tenant's proportionate share of Real Estate Taxes shall be subject to adjustment in the event the rentable square footage leased by Tenant or the rentable square footage in the Building either increases or decreases. Such amount shall be due and payable fifteen (15) days following receipt by the Tenant of the Real Estate
Tax Statement for a tax period.

If this Lease shall commence or terminate other than on the first or last day of a Tax Year, Tenant shall be liable for only that portion of Real Estate Taxes in respect of such year represented by a fraction the numerator of which is the number of days of the Term which fall within the Tax Year and the denominator of which is three hundred sixty-five (365).

Any obligation under this Section of Tenant which shall not have been paid at the expiration of the Term of this Lease, as it may have been extended, shall survive such expiration and shall be paid when and as the amount of the same shall be determined together with interest thereon at the rate set forth in
Section 20(d) from the date the payment was first due to Landlord.

Tenant's proportionate share of Operating Costs and Real Estate Taxes shall be determined on the first day of the applicable calendar year for Operating Costs and the first day of the Tax Year for applicable Real Estate Taxes based on an application of the above-referenced fractions on such dates.

7.      Preparation for Occupancy:

(a) Landlord's Work. Prior to the Commencement Date, Landlord shall deliver the Premises in a "as is', "where is" condition except for Landlord's Pre-Commencement Work as described in Exhibit B attached hereto ("Landlord's Pre-Commencement Work"). Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty, weather, or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction, Landlord shall use reasonable speed and diligence in the construction of the work to be undertaken by Landlord in the Premises, and shall use diligent efforts to deliver the Premises to Tenant within four (4) weeks after Landlord has obtained approval from the City of Waltham to undertake Landlord's Pre-Commencement Work. Subject to the delays specified in the preceding sentence, Landlord shall, at its own cost and expense, use reasonable speed and diligence to complete the work described in Exhibit B within six (6) months following the Commencement Date. ("Landlord's Post Commencement Date Work"). Landlord's failure to complete Landlord's Pre-Commencement Work and/or Landlord's Post Commencement Date Work within the time periods specified herein, for any reason, shall not give rise to any liability of Landlord hereunder, except for gross negligence or wilful misconduct, shall not constitute a Landlord's default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant's obligations associated therewith. (Landlord's Pre-Commencement Work and Landlord's Post Commencement Date Work shall hereinafter sometimes collectively be referred to as "Landlord's Work.")

Landlord's Post Commencement Date Work shall be treated as having been substantially completed on the date on which the work described in Exhibit "B" has been substantially completed except for minor items of construction work and minor mechanical adjustments of equipment and fixtures which can be completed after occupancy has been taken without causing material interference with Tenant's use and occupancy of the Premises ("Punch List Items").

Landlord shall complete as soon as conditions practically permit all Punch List Items, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner. Landlord shall permit Tenant access for installing Tenant's fixtures, communications systems, computer equipment and appurtenances, and other equipment in portions of the Premises prior to substantial completion when it can be done without material interference with remaining work and with the maintenance of harmonious labor relations.

(b) Tenant's Work. Tenant will engage, at its expense (except as provided below), its own architect or engineer to produce plans and specifications ("Plans and Specifications") for the "build-out" of the Premises required to prepare the Premises for the conduct of Tenant's business therein ("Tenant's Work"). Without limiting the generality of the foregoing, Tenant's Work shall also include the construction of all (i) demising walls within or around the Premises; (ii) common bathrooms and the corridors leading thereto and
(iii) accessways leading to the Premises, excluding demising walls leading to the loading dock referred to in Section 1 above. The Plans and Specifications shall set forth, among other things, (i) specifications for the use, operation and testing of Tenant's emergency generator and associated fuel tank and (ii) the items of Tenant's Work which Tenant shall be required to remove from the Premises at the expiration or earlier termination of this Lease ("Tenant's Removal Items"). Landlord shall provide, at Tenant's expense, temporary power to the Premises from existing sources during construction of Tenant's Work.

Prior to the commencement of Tenant's Work, Tenant shall deliver the Plans and Specifications to Landlord for its written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall respond to Tenant's request for approval of its Plans and Specifications within ten (10) business days after receipt thereof; the failure of Landlord to respond within said period shall constitute approval of the Plans and Specifications. In the event that Landlord shall not approve the Plans and Specifications, Landlord shall notify Tenant of its objections thereto. Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement upon mutually acceptable
Plans and Specifications. Landlord shall not be deemed to be unreasonably withholding its consent to the Plans and Specifications if, among other things:

(I) the Plans and Specifications do not contain sufficient detail to enable Landlord to evaluate the effect including, without limitation, noise, vibration, odor and emissions, on the Building and Landlord's other tenants of Tenant's installation and testing of Tenant's emergency generator and associated fuel tank (the "Generator Effect");

(ii) the Generator Effect will, in Landlord's reasonable judgment, place the safety of the Building or Landlord's other tenants at risk; or

(iii) Tenant's Work will, in Landlord's reasonable judgment, negatively effect the exterior appearance of the Building.

If, despite diligent and good faith efforts, Landlord and Tenant are unable to agree upon the Plans and Specifications within thirty (30) days after
Tenant has first submitted the Plans and Specifications to Landlord, then either party shall have the right to terminate this Lease upon written notice to the other within five (5) days after the end of such thirty (30) day period, without further recourse to either party. If Tenant shall so exercise its right to terminate this Lease, then Tenant shall immediately reimburse Landlord for (i) the cost of Landlord's Work through the date of termination and (ii) all compensation paid to The Niles Company and CB Commercial Real Estate Group in connection with this Lease.

Submission of the Plans and Specifications to Landlord for approval shall be deemed a warranty by Tenant and Tenant's architect, jointly and severally, that all work described in the Plans and Specifications (i) complies with all applicable laws, regulations, building codes, and reasonable and prudent design standards for a first-class building, (ii) does not in any manner affect the structural or exterior elements of the Building except as specifically provided therein, and (iii) is in all respects compatible with the mechanical, electrical and structural components and systems of the Building (including applicable loading limits). Landlord's approval of the Plans and Specifications shall signify Landlord's consent to the work thereon only and shall not result in any responsibility of Landlord concerning such work.

Tenant shall engage its own contractor, subject to Landlord's approval which approval shall not be unreasonably withheld or delayed, to perform Tenant's Work, at Tenant's sole cost and expense, and Tenant agrees to complete Tenant's
Work using reasonable speed and diligence. Tenant shall not be responsible for
Landlord's own costs related to review, construction management or supervision fees, costs or expenses related to Tenant's Work.

All of Tenant's Work to the Premises shall conform to the approved Plans and Specifications and any changes thereto must be approved in writing by Landlord which approval shall not be unreasonably withheld or delayed. Tenant's Work, together with all repairs required to be made by Tenant Pursuant to this Lease, shall be made in a good and workmanlike manner Using first class materials and shall comply with all applicable federal, state and local codes and ordinances. Tenant shall obtain all necessary permits from the appropriate governmental authorities, including, without limitation, any required Certificate of Occupancy. The contractor, subcontractors and materialmen utilized by the Tenant to perform Tenant's Work shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. Tenant agrees not to create, incur or permit any lien or other obligation to exist against the Property or Landlord by reason of Tenant's Work and Tenant agrees to hold Landlord harmless from and against any and all claims and demands by contractors or other third parties against the Property or Landlord relating to or arising out of Tenant's Work. Tenant will maintain insurance reasonably acceptable to Landlord during the performance of Tenant's Work, and copies of any such insurance policies will be provided to Landlord and any mortgagee of Landlord, naming Landlord and any such mortgagee of Landlord as additional insureds under such coverage.

Tenant's Work (except for Tenant's generator and associated fuel tank) shall at once become part of the Property and belong to Landlord and Tenant shall have no right or duty to remove same unless designated as Tenant's Removal Items. Any damages so caused by the removal of any improvements made by Tenant, shall be immediately repaired by Tenant at its sole cost and expense.

(c) Landlord makes no representation, express or implied, with respect to this
Lease (including, without limiting the generality of the foregoing, the suitability of the Premises for the Permitted Use or zoning thereof), except as expressly contained herein. Tenant has made its own investigation as to the use of the Premises and will obtain any and all licenses or permits which would be required for the operation of Tenant's business.

(d) All construction work required or permitted by this Lease, including Landlord's Work and Tenant's Work under this Section 7, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations and orders and requirements of all public authorities and insurers of the Building. Landlord, at its sole expense, shall procure all permits and licenses required by any governing authority having jurisdiction over the Building and the Premises to undertake and complete Landlord's Work under this
Section 7, including building permits and any Certificate of Occupancy. All of
Tenant's work shall be coordinated with any of Landlord's Work being performed by or for Landlord and in such manner as to maintain harmonious labor relations.
Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any construction representative of the applicable party.

(e) Except to the extent to which Tenant shall have given Landlord notice of any matter in which Landlord has not performed Landlord's Work obligations under this Section 7 not later than the end of the ninth full calendar month after the
Commencement Date (except for latent defects as to which the cut-off date shall be the end of the twelfth full calendar month after the Commencement Date), Tenant shall be deemed conclusively to have approved Landlord's Work and shall have no claim that Landlord has failed to per-form any of Landlord's obligations under this Section 7. Landlord agrees to correct or repair, at its expense. items which are then incomplete or do not conform to Landlord's Work contemplated in Exhibit B and as to which. in either case, Tenant shall have given notice to Landlord, as aforesaid.

8.      Improvements and Alterations:

(a)     During the Term of this Lease and following completion of Tenant's
Work,
Tenant, at its own expense, may make non-structural alterations, additions and improvements (including, without limitation, interior painting and decorating) to the interior of the Premises which are necessary or appropriate for the conduct of Tenant's business with Landlord's prior written consent and in accordance with detailed working drawings and specifications describing such work which have been submitted in advance to, and approved in writing by, Landlord and with a contractor approved by Landlord. Landlord's consent to such alterations and approval of Tenant's contractor shall not be unreasonably withheld or delayed. During the Term of this Lease, Tenant, at Tenant's own expense, may alter the existing curtain wall on any of the facades of the Premises to install louvers for additional outside air and/or exhaust air, at Tenant's option, but subject to Landlord's prior written consent (such consent not to be unreasonably withheld) and in accordance with detailed working drawings and specifications which have been submitted in advance to and approved in writing by Landlord. Tenant shall pay all costs of preparing plans, drawings and specifications. Such alterations, additions and improvements (specifically excluding movable personal property installed by Tenant) are hereinafter collectively called the "Improvements". All the Improvements, whether placed in or attached to or made part of the Premises prior to or during the Term of this
Lease, shall become and be Landlord's property and, unless Landlord otherwise elects, shall be and remain part of the Premises as of the expiration or earlier termination of the Lease. Landlord shall notify Tenant in writing at the time Landlord approves Tenant's plans for Improvements of its election to require Tenant to remove any or all of its Improvements upon the expiration or earlier termination of this Lease. Construction of the Improvements shall be performed diligently and in a good and workmanlike manner and shall be expeditiously completed in compliance with all laws, ordinances, orders, rules, regulations and requirements. All work done in connection with the Improvements shall comply with all requirements of insurance policies maintained by Landlord and Tenant. Tenant, at its expense, shall procure all permits and licenses required by any governing authority having jurisdiction over the Premises and the business to be conducted in the Premises. Tenant shall promptly pay all costs and expenses of the Improvements and shall furnish indemnification bonds against performance, liens, costs, damages and expenses in forms and amounts reasonably satisfactory to Landlord, in connection with all alterations and Improvements.

At the expiration or earlier termination of this Lease, Tenant shall remove all of this personal property other than the Improvements, and, at the option of Landlord, Tenant shall remove any or all of the Improvements. If Landlord elects to have Tenant remove the Improvements, Landlord shall not require removal of pipes, wires and the like from walls, ceilings or floors provided that Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the Premises.
Tenant shall maintain the

Improvements in a first class manner during the Term -of the Lease, as extended, and shall be responsible for any and all damages to the Premises, the fixtures, appurtenances and equipment of Landlord or the Building caused by the installation, malfunction or removal of the Improvements or Tenant's Property as defined in Section 9 below.

(b) In order to protect the historical and architectural integrity and appearance of the Building, Tenant shall not install any signs on the exterior of the Building or Premises or in the interior of the Premises if visible from the exterior of the Premises except as permitted by this paragraph or as approved in the Plans and Specifications. All signs or lettering, if any, visible from the exterior of the Building or from the lobby, public corridors or in any other common area or public place must be submitted by Tenant to Landlord for prior written approval of the size, color, design, and location of such signs or lettering before installation. Tenant may hang its own window blinds or curtains in the Premises subject to Landlord's prior written approval.

9. Property of Tenant: Subject to the provisions of this Section 9, Tenant may place fixtures, equipment, supplies and the like ("Tenant's Property") in the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall remove Tenant's Property and restore the Premises to its condition prior to installation of Tenant's Property ordinary wear and tear and loss by insured casualty or condemnation excepted. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Machines and mechanical equipment and Tenant's other personal property shall be placed and maintained by
Tenant, at its expense, in settings sufficient to absorb and prevent vibration, noise and annoyance and without overloading the electrical service available to the Premises or to the Building. Tenant covenants and agrees that all Tenant's
Property of every kind, nature and description which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, area ways and approaches adjacent thereto, during the Term and any movement of Tenant's Property, shall be at the sole risk and hazard of Tenant, and Tenant hereby indemnifies and agrees to save Landlord harmless from and against any liability, loss, injury, claim or suit resulting directly or indirectly therefrom.

10.     Maintenance and Repair:

(a)     Tenant shall, at its sole cost and expense, maintain (i) the Premises,
(ii) the common bathrooms and the corridors leading thereto, and (iii) the accessways leading to the Premises, (items (ii) and (iii) are referred to herein as "Maintenance Areas'), in good order, condition and repair and shall make all foreseen and unforeseen and ordinary and extraordinary changes and repairs required to keep the Premises and the Maintenance Areas in good repair and condition including, without limitation, repairs to vents, ducts, wires, fans, outlets, doors, locks, hardware, utility lines and facilities exclusively servicing the Premises and the Maintenance Areas, installations and equipment on the roof installed by Tenant, electrical, plumbing and HVAC equipment exclusively serving the Premises and the Maintenance Areas, flooring, carpets, walls, ceilings, fixtures and exterior and interior glass in the Premises and the Maintenance Areas and structural portions of the Building (including the roof) constructed or modified by or at the request of Tenant. Tenant shall wash any dishes and perform any cleaning necessary to maintain the Premises and the Maintenance Areas in a clean and sanitary condition, free of all vermin, waste and fire hazards. Tenant, at its own expense, shall supply and maintain all light bulbs, tubes, light fixtures, globes and switches or similar devices for lighting the Premises and the Maintenance Areas.

(b) Except as provided in (a) above, Landlord shall (D keep the roof, exterior walls and all structural portions of the Building so long as the same are not affected by Tenant's Work, and the plumbing lines and sewers, electrical systems and utility service lines furnished by Landlord in good and serviceable condition and repair (except for any repair or replacement occasioned by any willful or negligent act or omission of Tenant, its servants, agents, customers, contractors, employees or licensees) and provided further that Landlord shall not be obliged to repair any equipment or facilities serving the Premises only;
(ii) keep sidewalks, parking and landscape areas, common corridors, stairways, mechanical and electrical systems serving occupants of the Building other than Tenant (it being understood that Landlord shall not be obliged to repair any equipment or facilities exposed in the Premises or the Maintenance Areas or serving the Premises and the Maintenance Areas only), and all other public portions of the Building in serviceable repair and in a reasonably clean and safe condition and make repairs to all pipes, ducts, conduits, wires and appurtenant fixtures which run through Tenant's Premises but service other tenants, but not Tenant; and (iii) comply with applicable governmental rules, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the Premises or Tenant's willful or negligent act or omission, in which case, compliance shall be at the expense of the Tenant. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and the operation of the plumbing, electrical, heating, ventilating and air-conditioning system when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements which may become necessary or when it cannot secure supplies or labor, or by reason of any other cause beyond its control, without liability or any abatement of Basic Annual Rent, additional rent or other charges being due thereby. If, due to causes within Landlord's reasonable control, services to the Premises are interrupted or the operation of the plumbing, electrical or HVAC system is suspended for a period exceeding five (5) consecutive business days and such interruption or suspension renders all or a portion of the Premises unusable for the Permitted Use, Tenant shall receive an equitable abatement of Rent for the period commencing on the sixth (6th) consecutive business ,day and ending on the date such service is restored.

(c) In the event Landlord fails to commence to repair a roof or ceiling leak or other similar problem within twenty-four (24) hours following receipt of written notice from Tenant (which notice may be delivered by hand and then given as set forth in Section 24), and diligently prosecute such repair to completion,
Tenant may, subject to the following conditions, cause the necessary repairs to be performed at Landlord's expense. With respect to Tenant's exercise of self help, the following shall apply: (i) Tenant may exercise such self help rights only in the event of an emergency wherein there exists an imminent-threat of damage or harm to persons or property or cessation of operation of Tenant's switch facility; (ii) if Tenant elects to exercise its self help rights as set forth above, Tenant shall cure such defects as may be necessary to abate the emergency, even if such cure is temporary in nature, such that Landlord shall thereafter have the opportunity to exercise a permanent cure; and (iii) Tenant agrees that the performance of any self help rights shall be limited to reasonable and competitive amounts.

11.     Services:

(a)     The Landlord shall provide:

(i) Access to the Premises twenty-four (24) hours per day, 365 days per year;
provided, however, that outside normal business hours access shall be under conditions which will insure the security of the Building.

(ii) Removal of snow and ice from the entry to and sidewalks of the Building.

(b) Landlord shall provide and maintain adequate connections with the local water supply and sewerage systems. Tenant shall install separate meters for Tenant's electrical and gas service and shall pay the cost of such meters and connections and shall pay the utility company directly for all fuel, electrical, gas and other utilities (other than water) used by Tenant on the Premises and the Maintenance Areas. With respect to water charges, Tenant shall pay Landlord directly for Tenant's Share of the total amounts for the same within 30 days after billing by Landlord. Upon request by Tenant, Landlord shall provide reasonable evidence indicating that all such charges for water are based upon compatible uses for all tenants in the Building. Landlord agrees that, if any tenant of the Building (including Tenant) uses a disproportionate amount of water because of the specific nature of such tenant's business, Tenant's Share shall be equitably adjusted accordingly.

12. Inspection: Landlord and its authorized representatives shall have the right, at all reasonable times and upon reasonable advance notice, to enter the
Premises to inspect the same (and at all times during an emergency), to make repairs or replacements therein as required by this Lease, to exhibit the Premises to prospective tenants, lenders or others; provided, however, that Landlord shall use all reasonable effort not to unduly disturb the Tenant's use and occupancy. Landlord shall not be liable to Tenant in any manner for any expense, loss or damage occurring by reason of the aforesaid entries, nor shall the exercise of any such right be deemed an eviction or disturbance of Tenant's use or possession.

13.     Casualty:

(a) If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. Upon receipt of such notice, Landlord (except as provided in subparagraph (b), (b)(i), (b)(ii), and (b)(iii)

below), shall proceed with reasonable diligence, and at its expense (but only to the extent of insurance proceeds recovered or recoverable and made available to
Landlord by any mortgagee of the Building), to cause such damage to be repaired and restored as nearly as possible to the condition in which they were immediately prior to the casualty. All repairs to and replacements of Tenant's
Work, Tenant's Property and Improvements as defined in Section 8 shall be made by and at the expense of Tenant.

(b) If the Premises, or any part thereof, shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Basic Annual Rent, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered untenantable, shall be suspended or abated until the Premises (except Tenant's Work, the Improvements and Tenant's Property which are to be repaired by or at the expense of Tenant), shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided that restoration can be completed in accordance with applicable laws and regulations; provided, however that notwithstanding the foregoing, Tenant shall not be entitled to an abatement if the damage is by Tenant's Property and Improvements including, without limitation, any fuel tank or generator. Landlord shall not be liable for delays in the making of any such repairs which are due to governmental regulations, casualties and strikes, unavailability of labor and materials, and other causes beyond the control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from reasonable delays in repairing such damage. If the Premises are damaged by fire or other casualty and said Premises shall not have been restored to substantially the same condition which they were in prior to such fire or other casualty within one hundred eighty (180) days after such fire or other casualty or are not capable of being so restored, as reasonably determined- by an independent engineer selected by Landlord, then Tenant may terminate this Lease by notice to Landlord within fifteen (15) days after the end of said one hundred eighty (180) day period, without further recourse to either party.

(b)(i) If more than twenty-five percent (25%) of the Building is damaged by such fire or other casualty, whether or not the Premises shall have been damaged by such fire or other casualty, or (ii) if more than fifty percent (50%) of the Premises is damaged by fire or other casualty, or (iii) if restoration cannot be achieved on account of inadequate insurance proceeds, governmental restrictions or otherwise, then this Lease and the Term hereof may be terminated at the election of Landlord by giving written notice of termination to the Tenant within sixty (60) days following such fire or other casualty, the termination date being specified in such notice as a date not less than thirty (30) days after the day on which such termination notice is given. In the event of any such termination, this Lease and the Term hereof shall expire as of such effective termination date and the Basic Annual Rent shall be apportioned as of such date.

14.     Condemnation - Eminent Domain:

(a) If the Property, or any material part thereof, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or by reason of any transfer of all or any material part of the Building, or any interest therein made in avoidance of such a taking or 'appropriation, or (by virtue of any taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by giving a written notice of termination to the Tenant within sixty (60) days following the date on which
Landlord shall have received notice of a taking, appropriation or condemnation, or shall have effected such transfer.

If the entire Premises, or a portion thereof shall be so taken, appropriated, condemned or transferred, such that Tenant shall be precluded from effectively utilizing the Premises for its intended purpose, then (and in such event) this Lease and the Term hereof may be terminated at the election of Tenant by giving a written notice of termination to Landlord within sixty (60) days following the date on which Tenant shall have received notice of a taking, appropriation, condemnation, or on which Landlord shall have transferred such property.

Upon the giving of any such notice of termination by either Landlord or Tenant, this Lease and the Term hereof shall terminate as of the date on which Landlord or Tenant, as the case may be, shall be required to vacate any portion of the area so taken, appropriated or condemned or shall be deprived of the means of access thereto, provided, however, that Landlord in its notice of termination may elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of such termination, this Lease and the Term hereof shall expire as of such effective termination date and the Basic Annual Rent shall be apportioned as of such date.

(b) If neither party elects to terminate this Lease and the Term hereof, Landlord shall, with reasonable diligence and at its expense (but only to the extent of the taking award recovered or recoverable and made available to Landlord by any mortgagees of the Building), restore the remainder of the Premises (but not the Improvements or any of Tenant's Property), as nearly as practicable to the condition thereof prior to such taking, appropriation or condemnation, in which event the Basic Annual Rent shall be adjusted in a manner such that (i) a just proportion of the Basic Annual Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises shall be permanently abated, and (ii) a just proportion of the remainder of the Basic Annual Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises, shall be abated until what remains of the Premises (other than Tenant's Work, Improvements or any of Tenant's Property) shall have been restored as fully as practicable for permanent use and occupation by Tenant hereunder. Landlord shall not be liable for any delays in such restoration which are due to governmental regulations, casualties, strikes, unavailability of labor or materials, or other causes beyond Landlord's control nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from reasonable delays in such restoration.

Landlord expressly reserves to Landlord and Tenant hereby assigns to Landlord all rights to compensation and damages created, accrued or accruing by reason of any taking, appropriation or condemnation, except for compensation relating to Tenant's Property and for moving expenses, provided the same are separately awarded to Tenant without reduction of Landlord's award.

15. Injury and Damage: Landlord shall not be liable for any injury or damages to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatever nature, unless caused by or due to the act, omission, fault, negligence or misconduct of Landlord, or its agents, servants or employees; nor shall Landlord, its agents, servants or employees be liable for any such damage caused by other tenants or persons on the Property or caused by construction operations of any private, public or quasi-public person; nor shall
Landlord be liable for any latent defect in the Premises or in the Building.

16. Indemnification: Tenant hereby indemnifies and covenants to save Landlord harmless from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(i) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person other than Landlord or its servants, agents or employees;

(ii) on account of or based upon any injury to persons, or loss of or damage to property, sustained or occurring in or about the Property and other than on the
Premises (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, area ways, roof or other appurtenances and facilities used in connection with the Building or the Premises) arising out of the use and occupancy of the Building or the Premises by the Tenant or by any other person claiming by, through or under Tenant, and caused by the act, omission, fault, negligence or misconduct of Tenant or its servants, agents or employees, and in addition to and not in limitation of the foregoing subdivision (i); and

(iii) on account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term and during the period of time, if any, prior to the Commencement Date when Tenant may have been given access to the Premises;

and, in respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorney's fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall at Tenant's expense resist and defend -such action or proceeding and employ counsel therefore reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

17.     Insurance:

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, and during the Term of this Lease, Tenant will carry and maintain, at its sole cost and expense, the form of insurance hereinafter provided for:

(i)     Tenant shall keep in full force and effect Comprehensive General
Liability
Insurance including Blanket Contractual, Personal Injury, Broad Form Property Damage, Products Liability, Completed Operations, Fire Legal Liability and Owned, Non-owned and Hired automobile coverages, naming Landlord and Tenant and any designee of Landlord, as insured, with minimum limits of $1,000,000 for property damage, $1,000,000 for injury or death of one person and $3,000,000 for injury or death of more than one person in a single accident and from time to time thereafter shall not be less than such higher amounts as may reasonably be required by Landlord for any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the
Premises and the public portions of the Building used by Tenant, its employees,
agents, contractors, customers and invitees. Tenant shall deposit a policy or policies of such insurance, or an approved certificate thereof issued by duly authorized agents or the carriers in question, with Landlord, at least ten
(10)
days before the
Commencement Date and renewals of same and at least thirty (30) days prior to the expiration of any existing policies. All such policies must provide that Landlord and any additional insured be provided with thirty (30) days prior written notice of cancellation, reduction, or material change by the insurer.

(ii) Tenant shall keep in full force and effect All Risk insurance including sprinkler leakage and floor and earthquake (if floor and earthquake exposure exists) and vandalism and malicious mischief on a 100% replacement cost basis covering all contents, pictures and improvements. Tenant shall deposit a policy or policies of such insurance, or an approved certificate thereof with Landlord, providing Landlord within thirty
(30) days notice of cancellation, reduction, or material change by the insurer.

(iii) Tenant shall keep in full force and effect Workers' Compensation insurance as required by law and Employers' Liability coverage for a minimum of $100,000 per occurrence.

(iv) Tenant covenants to comply with any and all rules and regulations applicable to the Premises issued by the Board of Fire Underwriters or by any other body hereinafter constituted exercising similar functions and insurance companies writing policies covering the Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages imposed because of failure of Tenant to comply with this subsection (iv) and agrees to indemnify Landlord from all liability with reference thereto. Tenant shall, at its own cost and expense, procure and maintain each and every permit, license, certificate or other authorization and any renewals, extension or continuances of the same required in connection with lawful and proper use of the Premises for Tenant's business.

(b) Tenant will not do, or omit to do, or keep anything in, upon or about the
Premises, the Building or any adjacent areas which may prevent the obtaining of any fire, liability or other insurance upon or Written in connection with the Premises, the Building or such adjacent areas or which may make any such insurance void or voidable or otherwise invalidate the obligations of the insurer contained therein, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings in the City of Waltham. Tenant agrees to pay to Landlord, upon demand, the amount of any extra premiums or any increase in the rate of such insurance which results from Tenant's use of the Premises, whether or not Landlord has consented to such use. In the event that the installation of Tenant's emergency generator and associated fuel tank shall result in an increase in the rate of Landlord's insurance, than Tenant shall pay the amount of any such increase in insurance premium and such installation shall not give rise to an event of default hereunder. If Tenant installs any electrical equipment in the Premises, Tenant shall, at its expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter or governmental authorities having jurisdiction, but such changes shall only be made in accordance with the provisions of this Lease.

(c) Landlord agrees to maintain in force during the Term an all risk property policy with 100% full replacement cost coverage.

18.     Waiver of Subrogation:

(a) Tenant and Landlord covenant that with respect to all fire or extended coverage insurance carried by Tenant and Landlord in connection with the Premises or the Building, whether or not such insurance is required by the terms of this Lease, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against the other party, its agents, servants and employees under such party's insurance policies.

(b) Notwithstanding any other provision of this Lease, (i) Landlord shall not be liable to Tenant for any loss or damage, whether or not such loss or damage is caused by the negligence of Landlord, its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Tenant and containing subrogation waiver provisions pursuant to paragraph (a); and (ii) Tenant shall not be liable to Landlord for any loss or damage, whether or not such loss or damage is caused by the negligence of Tenant or its agents, servants or employees, to the extent that such loss or damage is covered by valid and enforceable insurance carried by Landlord and containing subrogation waiver provisions pursuant to paragraph
(a).

19.     Assignment, Mortgaging, Subletting:

(a) Tenant covenants and agrees that neither this Lease, nor the Term, nor the estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant and its employees, or for any use or purpose other than as above stated, or be sublet, or offered or advertised for subletting, without in each case, Landlord's prior written consent.
Assignment
shall include, without limitation, any transfer of the Tenant's interest in the
Lease by operation of law, merger or consolidation of the Tenant into any other firm or corporation, and the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise. It is expressly understood and agreed that such consent may be withheld in Landlord's sole and absolute discretion; provided, however, Landlord's consent to a proposed assignment or subleasing shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a) the proposed assignee or subtenant is not of a character consistent with
Tenant's use or the operation of a first-class office/retail building; or

(b) the proposed assignee or subtenant is not of good character and reputation; or

(c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required; or

(d) the proposed assignee or subtenant proposes to use the Premises (or any part thereof) for a purpose other than the purpose for which the Premises may be used as set forth in Section 2 hereof-, or

(e) the character of the business to be conducted or the proposed use of the
Premises by the proposed assignee or subtenant shall (i) be likely to increase operating expenses for the Property beyond that which Landlord now incurs for use by Tenant, or (ii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises;
or

(f) there shall be existing a default under this Lease as set forth in Section
20.

Tenant's request for consent shall include a copy of the proposed instrument of assignment or sublease, if available, or else a statement of the proposed assignment or sublease in detail satisfactory to Landlord. Landlord shall have the option (but not the obligation), in lieu of granting its consent to a proposed assignment or sublease, to terminate the Lease, or that portion proposed to be assigned or subleased, effective upon the date of the proposed assignment or sublease by giving Tenant written notice of such termination.

Notwithstanding Landlord's consent to any assignment or sublease, the liability of Tenant and of any guarantor of Tenant's obligations under this Lease shall remain primary and Landlord's acceptance of Basic Annual Rent, additional rent and other charges from persons other than Tenant shall not operate to discharge or in any way diminish such liability.

In the event of any such assignment or subletting, Tenant shall deliver to the Landlord at the time of such assignment or subletting a written agreement from the assignee, or subtenant agreeing with Landlord to perform Tenant's obligations under the Lease.

If the Basic Annual Rent, additional rent and other charges payable to Tenant under such assignment or sublease exceed the Basic Annual Rent, the additional rent and other charges payable under this Lease, Tenant shall pay to Landlord, as additional rent, one half of the amount of the excess. Landlord's acceptance of a check in payment of any obligations of Tenant under this Lease from a person other than Tenant shall not be construed as an implied consent by Landlord to an assignment of this Lease or subletting under it.

Any assignment of this Lease made hereunder shall be upon the express condition that the assignee and Tenant shall promptly execute, acknowledge and deliver to
Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall agree to be personally bound by the terms, covenants,

and conditions of this Lease on Tenant's part to be performed and whereby the assignee shall expressly agree that the provisions of this Section shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

Any sublease of the Premises, or any part thereof, shall be expressly subject to the terms of this Lease and shall contain the agreement of the subtenant thereunder that, upon Landlord's written request, it will pay all rents under the sublease directly to Landlord.

The provisions of this Section shall also be applicable to any sublease or assignment by any sublessee or assignee or other person(s) or entity deriving its interest through Tenant.

(b) If this Lease shall be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant and its employees, Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Basic Annual Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the requirements set forth in subparagraph (a) of this Section, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements and obligations contained in this Lease. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises shall affect the purpose for which the Premises may be used as stated in Section
2.

(c) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Section, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(d) Tenant further covenants and agrees that it will not sublease space from or take an assignment of a lease covering space in the Building from any other Building tenant or sublease to or assign this Lease to any other Building tenant.

(e) Any reasonable legal expenses incurred by Landlord by reason of any proposed assignment or subletting shall be paid by Tenant whether or not the transaction shall be consummated.

Notwithstanding anything contained herein to the contrary, so long as MFS Intelenet of Massachusetts, Inc. or any Related Entity (as hereafter defined) is the Tenant in possession of the Premises, Tenant shall have right, without the consent or approval of Landlord, and without any recapture rights or right to excess rents of, or payments of any fees to, Landlord:

(i) assign its interest in this Lease (a) to any corporation which is a successor to Tenant either by merger or consolidation, or (b) to a purchaser of all or substantially all of Tenant's stock or assets, or (c) to a corporation or other entity which shall directly or indirectly control, be under the control of, or be under common control with, MFS Intelenet of Massachusetts, Inc. or MFS Communications Company, Inc. (any such entity being a
"Related Entity"), provided that any such assignee has a net worth greater than the higher of the net worth of Tenant on (1) the date hereof or (2) the date of such assignment, or

(ii)    sublease all or any portion of Premises to a Related Entity.

For purposes hereof, "control" shall be deemed to mean the direct or indirect ownership of more than fifty percent of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation.
Without limiting the foregoing, the collocation of telecommunications equipment in the Premises not owned by Tenant shall not constitute a prohibited assignment of sublease or require the consent of Landlord.

20.     Default:

(a) If Tenant shall default in the payment of the Basic Annual Rent, additional rent, or any other charges or sums due hereunder and such default shall continue for ten (10) days (after notice from Landlord to Tenant; provided, however, that Landlord shall not be required to give such notice more than one time in any Lease Year), or if Tenant shall default in the performance
of any other of its obligations and such default shall continue for thirty
(30)
days after written notice thereof by Landlord to Tenant (except that if Tenant cannot reasonably cure any such default within said thirty (30) day period, this period may be extended for a reasonable period of time not exceeding thirty
(30)
additional days, provided that Tenant commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure),
or if Tenant or the Guarantor (as such term is defined in Section 36 hereof) shall file a petition under any bankruptcy, insolvency law or code, or if such a petition filed against Tenant or Guarantor is not dismissed within sixty (60) days, or if Tenant or Guarantor shall be adjudicated bankrupt or insolvent according to law, or if Tenant or Guarantor shall make any assignment for the benefit of creditors, or if Tenant or Guarantor shall file any petition seeking a reorganization, arrangement or similar relief, or if a receiver, custodian, trustee or similar agent is appointed for all or a substantial portion of Tenant's or Guarantor's assets, or if Tenant's interest in this Lease is taken upon execution or other process of law in any action against Tenant or if the Guarantor shall attempt to rescind or terminate the Guaranty (as such term is defined in Section 36 hereof), then Landlord may lawfully enter the Premises and repossess the same as the former estate of Landlord, or terminate this Lease by written notice to Tenant and. in either event, expel Tenant and those claiming through or under Tenant, and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any other remedy which
Landlord may have for arrears of Basic Annual Rent and additional rent and other charges and sums due hereunder or proceeding on account of breach of covenant, and upon entry or notice as aforesaid, this Lease shall terminate.

In addition, Tenant covenants, in case of any default by Tenant hereunder, to pay Landlord all costs of enforcing Landlord's rights under this Lease (including, without limitation, reasonable attorneys' fees and actual out-of-pocket expenses), reletting expenses (including without limitation, the costs to prepare the Premises for a new tenant) and brokerage fees, and in addition, liquidated damages of any one of the following elected by Landlord: (i) the amount by which, at the termination of the Lease, the then present value (using as a discount factor the current interest rate on U.S. Treasury bills having a maturity equivalent to the unexpired Term of the Lease) of the aggregate of the
Basic Annual Rent (including, without limitation, the Real Estate Tax and Operating Cost payments -projected on the basis of experience under this Lease) and other sums payable hereunder projected over a period from such termination until the normal expiration date of the Term, exceeds the then present value (using as a discount factor the current interest rate on U.S. Treasury bills having a maturity equivalent to the unexpired Term of the Lease) of the aggregate projected fair market rental value of the Premises for such period, or
(ii) an amount equal to the Basic Annual Rent, plus Operating Costs and Real Estate Tax payments projected on the basis of experience under this Lease not so terminated (subject to off-set for net rents actually received from reletting after subtraction of the expenses of reletting), payable upon the due dates as specified herein.

(b) Landlord may bring legal proceedings for the recovery of such damages, or any installments thereof, from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

(c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord from Tenant of any sums or damages (including, without limitation, reasonable attorney's fees and expenses) to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Landlord and Tenant agree that, for the purpose of computing liquidated damages, the Real Estate Tax and Operating Cost payments for the period between the termination of this Lease pursuant to this Section and the normal expiration date shall be computed by multiplying the Real Estate Tax and Operating Cost payment for the year immediately preceding the year in which termination occurs times the number of years and any fraction thereof remaining of the full Term (as it may have been extended hereunder) hereby granted on the assumption that the amount of such Real Estate Tax and Operating
Cost payments for the immediately preceding year would have remained constant for each subsequent year during the entire Term of this Lease (as it may have been extended hereunder). This same principle shall apply to the twelve (12) month period following termination if Landlord shall elect to recover under
(iii) above. If this Lease and the Term shall terminate pursuant to this Section prior to the determination of the initial Real Estate Tax and Operating
Cost payments, such payments shall be reasonably estimated by Landlord, at its sole discretion. Landlord shall not be obligated to mitigate its damages, but shall market the Premises for lease with the broker then marketing space in the
Building.

(d) Payments of Basic Annual Rent, additional rent, Real Estate Taxes, Operating Cost payments and any other obligations of Tenant which are not paid on the date due shall, at the option of Landlord, bear interest at the rate equal to the "Base Rate" from time to time established by The First National Bank of Boston, plus two (2) percent per annum from the due date.

21. Landlord's Right to Cure: If Tenant shall default in the observance or performance of any term, covenant or condition on its part to be observed or performed under this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case, if Tenant shall fail to remedy such default with all reasonable diligence within the time set forth under Section 20 and after Landlord shall have notified Tenant of such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees, such sums paid or obligations incurred, with interest at the rate of interest set forth in Section 20(d), shall be paid to Landlord by Tenant as additional rent hereunder.

22. Subordination: This Lease is subject and subordinate in all respects to all existing mortgages and ground leases and other matters of record and, provided Tenant is provided with a so-called non-disturbance agreement to all mortgages and ground leases which may hereafter be placed on or affect this Lease, the Property, or Landlord's interest or estate therein, and to each advance made or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate acknowledging or confirming such subordination that Landlord or any mortgagees or their respective successors in interest may request. Notwithstanding the foregoing, any mortgagee may elect at any time to subordinate its mortgage to this Lease in whole or in part. In the event of an assignment to any mortgagee of this Lease or any payments due hereunder, such mortgagee shall have no liability for Landlord's obligations unless the same shall have been expressly assumed in writing by such mortgagee or unless such mortgagee shall have obtained indefeasible title to the Property. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in such release or termination unless Tenant shall have given written notice thereof to any mortgagee whose address has been furnished to Tenant, and such mortgagee, after receipt of such notice, has failed to correct the condition complained of within a reasonable time thereafter, including such time as may be necessary in order to obtain possession of the Property.

Simultaneously with the execution of this Lease, Landlord shall provide Tenant with a so-called Non-Disturbance Agreement from the current holders of all existing mortgages or ground leases on or respecting the Property, which Non-Disturbance Agreement shall be in the form currently used by the holders of the first mortgage.

23.     Surrender of Possession: Holdover:

(a) At the expiration or earlier termination of the Term of this Lease, as it may have been extended hereunder, Tenant will remove Tenant's property, equipment and trade fixtures and shall peaceably yield up to Landlord the Premises in the same condition as they were on the Commencement Date, together with the Improvements made pursuant to Section 7 hereof (unless otherwise requested by Landlord pursuant to the provisions of this Lease), except for reasonable wear and tear and damage by fire or other casualty covered by Landlord's insurance or condemnation.

(b)     If Tenant remains in the Premises beyond the expiration or
earlier termination     of the Term of this Lease, as it may have been validly
extended hereunder,     such holding over shall not be deemed to create any
tenancy, but the Tenant shall be a Tenant-at-Sufferance only and shall pay rent to Landlord at the times and manner determined by Landlord at a daily rate in an amount equal to one and one half (1-1/2) times the daily rate of the Basic Annual Rent, additional rent and other sums payable under this Lease as of the last day of the Term of this Lease, as it may have been validly extended hereunder.

24. Notices: All notices or other communications which are required or permitted herein shall be in writing and be given by sending by overnight prepaid air courier utilizing receipt or by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

IF TO LANDLORD:              c/o WASA Management
30 Federal Street
Boston, Massachusetts 02110

with a copy to: Andrew M., Pearlstein, Esq.
Goldstein & Manello, P.C.
265 Franklin Street
Boston, Massachusetts 02110

IF TO TENANT:   MFS Intelenet of Massachusetts, Inc. 580 Winter Street
Waltham, Massachusetts

with a copy to: c/o MFS Telecom, Inc.
One Tower Lane, Suite 1600
Oakbrook Terrace, Illinois 60181 Attn: Real Estate & General Counsel

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given on the business day after dispatch if sent by overnight air courier (unless the receipt shows otherwise) or on the fifth business day after posting if sent by mail.

25. Rules and Regulations: Tenant will faithfully observe and comply with such rules and regulations as Landlord may now have or hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or any equipment relating thereto, or the comfort of tenants or others in the Building (the "Rules and Regulations").
Set forth on Exhibit C attached hereto are the Rules and Regulations in effect as of the date of execution of this Lease. If this Lease shall conflict with any such Rules and Regulations, the provisions of this Lease shall control. Landlord shall not have any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant (but Landlord shall not enforce the Rules and Regulations in a discriminatory manner) and Landlord shall not be liable to Tenant for violation of the same by other tenants, their servants, employees, agents, visitors, invitees or licensees.

26. Quiet Enjoyment: The Tenant, on paying Basic Annual Rent, additional rent and other sums payable hereunder and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term of this Lease (as it may have been extended hereunder) free from hindrance or molestation by any person claiming by, through or under Landlord.

27. Limitation of Landlord's Liability: The term "Landlord", as used in this
Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said Property, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of
Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and- assigns, only during and in respect of their respective successive periods of ownership of the Property. Tenant, its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall
Landlord (which term shall include, without limitation, any beneficiary of any trust of which Landlord is a trustee or any general or limited partners of Landlord if Landlord is a general or limited partnership), ever be personally liable for any such liability. In no event shall Landlord be liable for any indirect or consequential damages, including without limitation, loss of profits, loss of business, damage to reputation or loss of rental under any sublease or assignment arrangement. Nothing contained herein shall prohibit any action by Tenant against Landlord for, specific performance.

28. Binding Agreement: This Lease shall bind and inure to the benefit of the parties hereto and such respective heirs, representatives, successors or assigns as are permitted by this Lease. This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing.

29. Notice of Lease: Tenant agrees that it will not record this Lease. Landlord and Tenant shall, upon request of either, execute and deliver a notice of this
Lease in such recordable form as may be permitted by applicable statute.

30. Brokerage: Landlord and Tenant each represents and warrants to the other that it has dealt with no broker except The Niles Company and CB Commercial Real
Estate Group, Inc. in connection with this transaction. Landlord hereby agrees to pay all compensation which may be due by it to The Niles Company and CB Commercial Real Estate Group, Inc. as set forth in a separate agreement. Tenant agrees to hold harmless and indemnify Landlord from and against any and all costs, (including without limitation reasonable attorneys' fees), expenses, or liability for any compensation, commissions and/or charges claimed by any other broker or agent claiming to have dealt with Tenant in connection with this Lease or the negotiation thereof.

31. Claims in Bankruptcy: Nothing herein shall limit or prejudice the right of
Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

32. Estoppel Certificates: At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord within ten (10) days after requested to do so by Landlord, a certificate which acknowledges tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease including, without limitation, the date to which rents have been paid, the amount of any security deposit, and whether Landlord is then in default in the performance of any obligation of Landlord under the Lease which a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may reasonably request.


33.     General Provisions:

(a) The various rights and remedies contained in this Lease and reserved to each of the parties shall not be exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence in any default. No covenant, term or condition shall be deemed waived by Landlord except by a writing. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenants, terms or conditions or any other covenant, term or condition. The consent or approval of either party to or any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

(b) Payments to Landlord under this Lease are rental for the use of the Premises, and nothing herein contained shall be deemed or construed to make Landlord a partner or associate of Tenant in the conduct of any business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by
Tenant in the conduct of any business, it being expressly agreed that the relationship between the parties is, and shall at all times remain, that of landlord and tenant.

(c) All amounts payable by Tenant to Landlord under any provision of this Lease other than Basic Annual Rent shall be deemed to be additional rental for the use of the Premises, and Landlord shall have the same remedies for the nonpayment of such amounts as for the nonpayment of Basic Annual Rent.

(d) Where the words "Landlord" and "Tenant" are used in this Lease, they shall include Landlord and Tenant and shall apply to persons, both men and women, associations. partnerships and corporations, and in reading this Lease, the necessary grammatical changes required to make the provisions hereof mean and apply to them shall be made in the same manner as if written into the Lease.

(e) Tenant hereby declares that in entering into this Lease, Tenant relied solely upon the statements contained in this Lease and fully understanding that no agents or representatives of Landlord have authority to in any manner change, add to or detract from the terms of this Lease. Landlord shall not be deemed to have made any other representations or agreements, express or implied.

(f) The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not bee included in this Lease.

(g) If Tenant shall be two or more persons or entities, each such person shall be jointly and severally liable for the payment of all sums due to Landlord from
Tenant under this Lease and the performance of all of Tenant's covenants, agreements, or obligations under this Lease.

(h) If either Landlord or Tenant shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault beyond their control (financial inability and Tenant's obligation to pay Rent excepted), performance of such acts shall be excused for the period of such delay and the period for the performance of any act shall be extended for a period equivalent to the period of such delay.

(i) Where the word "Term" is used in this Lease, it shall also include the word "Extended Term" as the context shall so require.

(j) Whenever the approval or consent of Landlord is required hereunder, such approval or consent may be withheld or conditioned in Landlord's sole discretion unless expressly otherwise set forth.

34. Landlord's Reservation of Rights to Change the Property: Landlord hereby expressly reserves the right, at any time and from time to time, but not any obligation, to alter, or otherwise modify (or eliminate) the locations, features, configuration and/or dimensions of all buildings, improvements, parking areas, approaches, roadways, service drives, entries, exits, curb cuts, fire lanes, sidewalks, alleys, isles, islands, planted and landscaped areas, public restrooms, if any, and other facilities, areas or improvements contained from time to time as a part of the Property, to raise buildings, or construct additional buildings and improvements on the Property, including, without limitation, one or more additional floors on the Building, to change the size, location or arrangement of the common areas, to place and remove in the corridors and other common areas, landscaping, decorative items and structures for retail sales, promotional activities, or for any other reasonable purpose; provided that the exercise of Landlord's rights hereunder shall not materially and adversely affect the Premises or Tenant's use thereof for the Permitted Use.

35. Environmental Matters: Tenant shall, at all times, comply with all applicable federal, state, and local environmental and other laws, ordinances, orders or regulations now or hereafter affecting or applicable to the Premises or the operation of Tenant's business at the Premises or the Property including, without limitation, with respect to the operation and testing of Tenant's emergency generator and associated fuel tank (the foregoing laws, ordinances, orders, and regulations are hereinafter collectively referred to as "Environmental Laws"). Notwithstanding anything in this Lease to the contrary, and without limiting the generality of the foregoing, Tenant shall not, without
Landlord's prior written consent, and subject to such conditions as may be imposed by Landlord and in strict compliance with all Environmental Laws, use, store, manufacture or otherwise generate, process, dispose of, or deposit in, on or under the Property or into any septic, sewer, drainage or other system servicing the Property or suffer or permit the use, storage, manufacture or other generating, processing, disposal of or depositing in, on or under the Property or any septic, sewer, drainage or other system servicing the Property (collectively, "Dealing With or Dealt With"), any oil, grease, chemical, hazardous or dangerous substance regulated by any public authority (hereinafter referred to as "Hazardous Substances") at, in, upon or under the interior or exterior of the Premises, or the Property, whether or not above or below ground, or in any pipes, mains, conduits or ducts thereof or thereat. In connection with any Tenant request for Landlord consent hereunder, Tenant shall provide Landlord with such data, specifications and professional opinions as Landlord may reasonably request.

Tenant does hereby agree to indemnify, defend, and save and hold harmless Landlord from all claims, actions, hens, demands, costs, expenses, fines and judgments resulting from or arising by reason of the following: (i) any spills or contamination of air, soil or water or otherwise by Hazardous Substances at or around the Premises or the Property or upon removal therefrom caused by Tenant, its agents, servants, employees, contractors or invitees; (ii) the violation of any Environmental Laws by Tenant or its agents, servants, employees, contractors or invitees; and (iii) the violation of any of the provisions of this Section of this Lease by Tenant or its agents, servants, employees, contractors or invitees, in any case, including, without implied limitation, reasonable engineering, attorney's and other professional fees and expenses for evaluating, and/or curing the same and for consulting, engineering, defending against any such claims or removing such .Hazardous Substances, and for enforcing this indemnification.

Upon ten (10) days prior written request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to landlord's mortgagee(s), or to such other persons or parties as Landlord shall from time to time designate, a written statement in form and specifics satisfactory to Landlord certifying that
Tenant has not been (or to what extent Tenant has been) Dealing With or Dealt With any Hazardous Substances on or about the Premises or the Property and that any Hazardous Substances used, processed or generated at the Premises or by it at the Property have been used or removed and disposed of properly, and of Tenant's strict compliance with this Section.

36. Guaranty: all be guaranteed The obligations of the Tenant hereunder shall be guaranteed by MFS Communications Company, Inc. (the "Guarantor") pursuant to a Guaranty to be executed by Guarantor simultaneously with the execution of this
Lease substantially in the form of Exhibit "D" attached hereto (the
"Guaranty").

37. Right of First Offer: So long as this Lease is in full force and effect and Tenant is not in default under Article 20 beyond the applicable grace periods set forth in Section 20(a), Tenant shall have a right of first offer, pursuant and subject to the following terms and conditions, to lease any rentable area contiguous to the Premises on the first floor of the Building except for the space shown on Exhibit A and marked "Exempt Space". In the event that, at any time during the Term, any such area becomes or is to become vacant, and Landlord desires to lease said area other than to its then current occupant
(if any), Landlord shall first made a written offer to lease said area to Tenant, stating the rent that Landlord will accept and all other material terms and conditions of the proposed lease (which rent and other terms and conditions shall be consistent with other offerings then being made by Landlord for comparable space in the Building), and Tenant shall have a right of first offer
(subject to any similar right or option which may heretofore have been given to another tenant) to lease said area by giving notice to Landlord to such effect within ten (10) days after notice of such offer from Landlord. If such notice is not so given by Tenant, then Landlord shall be free to lease said area to anyone and Tenant shall have no further recourse with respect thereto except in the event that, subsequent to the leasing of said area to a third party, said area again becomes available for rental as hereinabove set forth. In any case in which Tenant shall have waived said right of first offer or said right shall have expired, Tenant shall, upon request of Landlord, execute and deliver in recordable form an instrument indicating such waiver or expiration, which instrument shall be conclusive in favor of all persons relying thereon in good faith.

IN WITNESS WHEREOF, the parties hereto have executed this Lease in multiple counterparts, the original as a sealed instrument on the day and year first above written.

LANDLORD:

580 Winter Street Corp.

By:             /s/

TENANT:
MFS Intelenet of
Massachusetts, Inc.

BY:             /s/
its             hereunto
duly authorized



EXHIBIT "C"

Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, projections, curtains, blinds, shades, screens, or other fixtures permitted by Landlord must be of a quality type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building without Landlord's prior consent.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

7.      No tenant or occupant shall mark, paint, drill into, or in any way deface
any part of the Building or the premises demised to such tenant or occupant.
No
boring, cutting or stringing of wires shall be permitted, except with the prior
consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any
resilient       tile or similar floor covering in the premises demised to such tenant or
occupant        except in a manner approved by Landlord.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

10. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant. Locks to premises shall not be changed or added without permission of the Landlord.

11. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors, and employees while making repairs or alterations in said premises.

12. No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

13. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires rubber side guards and such other safeguards as
Landlord may require.

14. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

15. If the premises demised to any tenant becomes infested with vermin, rodents, insects, or pests, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of
Landlord, and shall employ such exterminators therefore as shall be approved by
Landlord.

16. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

17. Each tenant shall keep its premises neat and clean. Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from their premises or public areas or for any damages to any property thereon from any cause whatsoever unless caused by Landlord's gross negligence or willful act or omission.

18. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Building.

19. No machinery of any kind other than standard office equipment shall be operated by a tenant on its leased premises without the prior written consent of
Landlord which consent shall not be unreasonably withheld or delayed.

20. Tenants shall not do anything, or permit anything to be done, in or on about the Building, or bring or keep anything therein, including without limitation any inflammable or explosive fluid or substance, that will in any way increase the possibility of fire or other casualty, or do anything in conflict with valid laws, rules or regulations of any governmental authority unless permitted by Landlord.

21. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed so long as the same are reasonable and uniformly enforced.

Exhibit "D"

GUARANTY

For valuable consideration, the undersigned, MFS Communications Company, Inc., a
Delaware corporation, of 200 Kiewit Place, 3555 Farnam Street, Omaha, Nebraska 68131, (hereinafter referred to as the "Guarantor"), for its legal representatives, successors and assigns, in order to induce 580 Winter Street Corp., with offices at c/o WASA Management, 30 Federal Street, Boston, Massachusetts ("Landlord") to enter into a lease of even date (the "Lease") between Landlord and MFS Intelenet of Massachusetts, Inc. (the "Tenant"), for certain premises at 580 Winter Street, Waltham, Massachusetts described in said
Lease (the "Premises"), hereby unconditionally guarantees to the Landlord and its successors or assigns, the full and prompt payment and performance of all liabilities and obligations of the Tenant to the Landlord under the Lease of every kind, nature and description including, without limitation, the payment of rent and other charges due under the Lease, whether recovery upon such obligations may be or hereafter become barred by any statute of limitations, or whether such lease obligations may be or hereafter become otherwise unenforceable (the "Lease Obligations"). This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover period following the term of the Lease, or any such extension or renewal.

Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

The obligations of Guarantor under this Guaranty will not be affected by Landlord's receipt, application, or release of security given for the performance of Tenant's obligations under the Lease, nor by any modification of the Lease, including, without limitation, the alteration, enlargement, or change of the Premises, except that in case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification.

The obligation of the Guarantor is primary and not secondary. The Guarantor hereby waives any right to require the Landlord to (a) proceed against or exhaust any security held from the Tenant or remedy against Tenant prior to proceeding under this Guaranty; (b) proceed against any other guarantor of the Lease Obligations guaranteed hereby or (c) pursue any other remedy in Landlord's power whatsoever.

The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Tenant from its obligations under the Lease in any creditors', receivership, bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings; (b) the impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy-, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court;
(c)
the rejection or disaffirmation of the Lease in any such proceedings; (d) the assignment or transfer of the Lease or sublease of all or part of the Premises by Tenant; (e) any disability or other defense of Tenant under the Lease.

Guarantor:      (a) waives any right of subrogation against Tenant by reason of any
payments or acts of performance by Guarantor in compliance with the obligations of Guarantor under this Guaranty; (b) waives any other right that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; (c) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease; and (d) waives all suretyship defenses and defenses of like nature.

The Guarantor hereby waives all presentments, demands for performance notices of non-performance, protests, notices of dishonor, and notices of acceptances of this Guaranty. The Guarantor hereby waives any right or claim of right to cause a marshaling of the Tenant's assets. No delay on the pat of the Landlord in the exercise of any right, power or privilege under the Lease with the Tenant or under this Guaranty shall operate as a waiver of any such privilege, power or right.

The Guarantor agrees to pay on demand reasonable attorneys, fees and expenses incurred by the Landlord in the enforcement of this Guaranty, whether or not suit is commenced.

This Guaranty shall continue in full force and effect until the complete payment and performance of the Lease Obligations; provided, however, that notwithstanding the forgoing, this Guaranty shall be released on the date which is the fifth (5th) anniversary of the Rent Commencement Date provided that (i) Tenant has not previously defaulted beyond the applicable grace period during the Term of the Lease; (ii) there is no default existing under Section 20 of the
Lease as of such date and no event has occurred which, with the passage of time, could ripen into default; and (iii) Tenant has a net worth as of such date of not less than One Million ($1,000,000) Dollars determined in accordance with generally accepted accounting principles. This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than agreement in writing signed by Guarantor and Landlord.

The Guarantor acknowledges that the Landlord has been induced by this Guaranty (among other things) to enter into the Lease with the Tenant heretofore described, and this Guaranty shall, without further reference of assignment, pass to, and may be relied upon and enforced by, any successor or assignee of the Landlord.

The Guarantor hereby consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Guaranty. The Guarantor hereby expressly waives any and all objections it may have as to the venue in any such courts.

This Guaranty shall, for all purposes, be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the maximum extent that the parties hereto may so lawfully agree, irrespective of the place of execution.
EXECUTED as a sealed instrument this    day of October, 1994.
Witness
This is the third and final page of a Guaranty, dated October, 1994, from MFS Communications Company, Inc. to 580 Winter Street Corp.